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                                                               EXHIBIT 10.105

                                 EQUIPMENT LEASE

         THIS EQUIPMENT LEASE (this "Lease") is made as of July _____, 1996 (the "Effective Date"), by and between LH LEASING COMPANY, INC., an Arizona corporation ("Lessor"), whose address is 7373 North Scottsdale Road, Scottsdale, Arizona 85253, and DENAMERICA CORP., a Georgia corporation ("Lessee"), whose address is 7373 North Scottsdale Road, Scottsdale, Arizona 85253.

                              W I T N E S S E T H:

         THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

         1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

         "Equipment" means all fixtures, furniture, appliances, equipment and other personal property owned by Lessor which are located on the Premises.

         "FFCA" means FFCA Acquisition Corporation, a Delaware corporation, or its corporate successors and assigns and any successor in interest to FFCA as holder of the Note.

         "Franchisor" means Black-eyed Pea U.S.A., Inc., a Texas corporation, or its successor.

         "Lease Term" shall have the meaning described in Section 3.

         "Lease Year" means the 12-month period commencing on the first day of the calendar year or any other 12-month period as may be approved in writing by Lessor after the commencement of the Lease Term and each successive 12-month period thereafter.

         "Loan Agreement" means the Loan Agreement dated as of the date hereof between Lessor, as borrower, and FFCA, as lender, relative to a loan made by FFCA to Lessor.

         "Loan Operative Documents" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Material Adverse Effect" means a material adverse effect on the business, operations, assets or financial condition of Lessee.

         "Monthly Rental" means $316,983.38.

         "Note" means the promissory note dated as of the date of this Lease executed by Lessor in the original principal amount of $14,250,000.00 and made payable to FFCA.


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         "Premises" means, as the context requires, the parcel or parcels of real property on which Black-eyed Pea restaurants are located, together with all buildings, structures, fixtures and improvements located thereon, the addresses of which are shown in Exhibit A attached hereto.

         "Sublease" or "Subleases" means, as the context requires, a sublease agreement, in form and substance reasonably acceptable to FFCA, between Lessee, as sublessor, and a Sublessee relative to the subleasing of the Equipment, as provided in Section 23.

         "Sublessee" means, one or more partnerships, corporations, limited liability companies or other entities which are wholly owned, directly or indirectly, by Lessee.

         2. DEMISE OF EQUIPMENT. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Equipment.

         3. LEASE TERM. The Lease Term shall commence as of the Effective Date and shall expire on August 1, 2001, unless terminated sooner as provided in this Lease.

         4. RENTAL AND OTHER PAYMENTS. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the applicable Monthly Rental.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR. Lessor represents and warrants to Lessee and covenants as follows:

                  A. Organization, Authority and Status of Lessor. (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the state of its incorporation. All necessary corporate action has been taken by Lessor to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein to which Lessor is a party.

                  (ii) The person who has executed this Lease on behalf of Lessor is duly authorized so to do.

                  B. Enforceability. Upon the execution hereof by Lessor, this Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms; subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, and general principles of equity.

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                  C. Title to Equipment. As of the date of this Lease title to the Equipment is vested in Lessor free and clear of all liens, encumbrances, charges and security interests.

                  D. No Lessor Indebtedness. Until all of the obligations evidenced by the Note are paid and satisfied in full, Lessor shall incur no indebtedness of any nature during the term of this Lease, other than the indebtedness evidenced by the Note.

                  E. No Encumbrance. Until all of the obligations evidenced by the Note are paid and satisfied in full, Lessor shall not encumber or pledge, or permit to be encumbered or pledged, the Equipment, or any portion thereof, without the prior written consent of FFCA.

                  F. No Transfer. Until all of the obligations evidenced by the Note are paid and satisfied in full, and except as otherwise expressly permitted under Section 23, Lessor shall not transfer, sell or convey the Equipment, or any portion thereof.

                  G. No Amendment. Until all of the obligations evidenced by the Note are paid and satisfied in full, Lessor shall not amend, modify or terminate, or permit to be amended, modified or terminated, this Lease without the prior written consent of FFCA.

         6. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied upon such representations and warranties. Lessee represents and warrants to Lessor as follows:

                  A. Organization, Authority and Status of Lessee. (i) Lessee has been duly organized, is validly existing and in good standing under the laws of its state of incorporation, and is qualified as a foreign corporation to do business in any jurisdiction where such qualification is required, where such failure to so qualify might reasonably be expected to result in a Material Adverse Effect. All necessary corporate action has been taken by Lessee to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein to which Lessee is a party.

                  (ii) The persons who have executed this Lease on behalf of Lessee are duly authorized to do so.

                  B. Enforceability. Upon the execution hereof by Lessee, this Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, and general principles of equity.

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                  C. Litigation. Except as set forth on Exhibit B attached
         hereto, there are no suits, actions, proceedings or investigations pending, or to the best of Lessee's knowledge, threatened against or involving Lessee before any court, arbitrator, or administrative or governmental body which might, if adversely determined, reasonably be expected to result in any Material Adverse Effect.

                  D. Absence of Breaches or Defaults. Lessee is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein to which Lessee is a party will not result, in any breach of or default under any other document, instrument or agreement to which Lessee is a party or by which Lessee is subject or bound, where such breach or default might reasonably be expected to result in a Material Adverse Effect.

                  E. Intended Use. Lessee intends to use, or to permit a Sublessee pursuant to a Sublease to use, the Equipment solely in connection with the operation of Black-eyed Pea restaurants at the Premises. Such intended use will not violate any governmental requirement applicable to the Equipment or the Premises.

                  F. Licenses and Permits. Lessee has obtained all required licenses and permits, both governmental and private, to use and operate the Equipment in the intended manner, where the failure to so obtain such licenses and permits might reasonably be expected to result in a Material Adverse Effect.

                  G. True Lease. Lessor and Lessee intend for this Lease to be a "true lease" and not a financing lease, capital lease, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The term of this Lease, including any term extensions provided for in this Lease, is less than the remaining economic life of the Equipment. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease, and Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Equipment as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership, trust, financing device or arrangement, security interest or the like. Lessee shall support the intent of the parties that the lease of the Equipment pursuant to this Lease is a true lease and does not create a joint venture, partnership, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

         7. NO WARRANTIES. LESSOR HAS PROVIDED THE EQUIPMENT FOR THE BENEFIT OF LESSEE, AND LESSOR, NOT BEING THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT, MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO THE CONDITION, DESIGN, QUALITY OR CAPACITY OF ANY EQUIPMENT, THE MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE

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WORKMANSHIP OF THE EQUIPMENT, COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS
OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO, PATENT INFRINGEMENT OR LATENT DEFECTS. IN NO EVENT SHALL ANY DEFECT IN OR UNFITNESS OF ANY EQUIPMENT RELIEVE LESSEE OF THE OBLIGATION TO PAY RENTAL OR TO MAKE ANY OTHER PAYMENTS REQUIRED HEREUNDER OR OF ANY OTHER OBLIGATION HEREUNDER. WITHOUT LIMITING THE FOREGOING, LESSOR SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY DEFECT IN THE EQUIPMENT, INCLUDING LOSS OF USE OF ANY OF THE EQUIPMENT OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS OCCASIONED BY LESSEE'S INABILITY TO USE ANY OF THE EQUIPMENT FOR ANY REASON, OR OTHERWISE, NOR SHALL ANY SUCH DEFECT PERMIT LESSEE TO TERMINATE THIS Lease OR TO EXERCISE ANY OTHER REMEDY AGAINST LESSOR. Lessor hereby assigns to Lessee for the Lease Term any warranty which has been extended to Lessor by the manufacturer and/or vendor of such Equipment or any predecessor in interest of Lessor and which Lessor has the right to so assign. All proceeds of any such warranty recovery from the manufacturer or vendor of the Equipment or any predecessor in interest of Lessor shall be used to repair the affected Equipment or, if an event of default has occurred and is continuing, paid to Lessor, at Lessor's option, and any excess proceeds shall be the property of Lessor and shall be paid to FFCA and applied to the indebtedness evidenced by the Note in the order provided in the Note.

         No mortgage or other security interest which now or hereafter may cover or affect any property or interest of Lessee, shall attach to the Equipment or affect or become prior to Lessor's right, title and interest in the Equipment.

         Lessee shall, if requested by Lessor, permanently affix or attach to the Equipment throughout the Lease Term a tag provided by Lessor to disclose Lessor's ownership of the Equipment. Lessee need not affix any such notice to any item of Equipment in a place which would detract from the attractiveness of such Equipment. Lessee will not allow any other name to be placed on any Equipment as a designation or claim of ownership.

         8. RENTALS TO BE NET TO LESSOR. The Monthly Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Equipment shall be paid by Lessee.

         9. TAXES AND ASSESSMENTS. Lessee shall pay, as the same become due and prior to delinquency, all taxes and assessments which accrue during the Lease Term and would affect in any manner the net return realized by Lessor under this Lease, including without limitation the following:

                  (a) All taxes and assessments upon the Equipment which are assessed or come due during the Lease Term or any tax or charge levied in lieu of such taxes and assessments;

                  (b) All taxes, charges, license fees or similar fees imposed by reason of the use of the Equipment by Lessee; and

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                  (c) All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments hereunder, the interest of either party or the activities of either party pursuant to this Lease, except for any tax upon or measured by the net income and profits of Lessor generally.

         Within 30 days after each tax payment by Lessee, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that such tax payment was made in a timely fashion. Lessee may contest any tax levied or assessed on the Equipment and may seek a refund, rebate or abatement of any tax levied or assessed on the Equipment, but only if arrangements for paying such tax prior to it becoming a lien on the Equipment, together with all interest and penalties, are made to the written reasonable satisfaction of Lessor.

         10. INSURANCE. Throughout the Lease Term Lessee shall maintain at its own expense the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Lessor may reasonably require from time to time:

                  (a) All risks property insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if and to the extent any of the Premises is in a location designated by the Federal Secretary of Housing and Urban Development as a flood hazard area), earthquake (if and to the extent any of the Premises is in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler upon the Premises), sprinkler damage (if and to the extent any of the Premises has a sprinkler system), all matters covered by a standard extended coverage endorsement and such other risks as Lessor may reasonably require, insuring the Equipment for not less than 100% of its full insurable replacement cost. Any insurance policy or policies shall designate Lessor and Lessee as the named insureds as their interest may appear.

                  (b) Comprehensive general liability and property damage insurance, including a products liability clause, covering Lessor and Lessee against bodily injury liability, property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Equipment. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's indemnification obligations hereunder to the extent insurable and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of either Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance reasonably satisfactory to Lessor.

                  (c) State Worker's Compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such

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         greater amount as Lessor may from time to time reasonably require and such other insurance as may be necessary to comply with applicable laws, except for the State of Texas were Lessee may self insure for the first $150,000.00 of State Worker's Compensation; provided, however, that Lessee shall obtain insurance coverage for all incidents and matters in excess of $150,000.00 per injury and occurrence in the State of Texas.

                  All insurance policies shall:

                           (i) Provide for a waiver of subrogation by the
                  insurer as to claims against Lessor, its employees and agents;

                           (ii) Provide that such insurance cannot be
                  unreasonably canceled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

                           (iii) Provide that any "no other insurance" clause in
                  the insurance policy shall exclude any policies of insurance maintained by Lessor and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor;

                           (iv) Contain a standard without contribution mortgage
                  clause endorsement, or its reasonable equivalent, in favor of any lender designated by Lessor;

                           (v) Provide that the policy of insurance shall not be
                  terminated, canceled or substantially modified without at least 30 days' prior written notice to Lessor;

                           (vi) Provide that the insurer shall not have the
                  option to restore or replace the Equipment if Lessor elects to terminate this Lease in accordance with the terms hereof; and

                           (vii) Be issued by insurance companies licensed to do
                  business in the state in which the Premises is located and which are rated A:VI or better by Best's Insurance Guide or are otherwise approved by Lessor.

         It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law) shall designate Lessor as an additional insured as its interests may appear and shall be payable as set forth in Section 18 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor certificates of insurance or, upon Lessor's request, duplicate originals of

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insurance policies evidencing that insurance satisfying the requirements of this
Lease is in effect at all times.

         11. TAX AND INSURANCE IMPOUND. Upon the occurrence of any default under this Lease by Lessee, Lessor may, at any time in its sole discretion, upon written notice to Lessee require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums relative to the Equipment. Upon such requirement, Lessor will reasonably estimate the amounts needed for such purposes and will notify Lessee in writing to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor upon written demand to Lessee. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid. Lessor may deposit all impounded funds in accounts insured by any Federal or State agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. During the continuance of an event of default by Lessee, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

         12. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any set off, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Monthly Rental and impound payments, if any, are transferred by wire or other means directly from Lessee's bank account to such account as Lessor may designate. Any delinquent payment (that is, any payment not made within the period specified in Section
20) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment, and should not be considered interest) and bear interest at the rate of 15% per annum, which interest shall accrue from the date such payment was due, but in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

         13. USE. Lessee shall use the Equipment solely in connection with its operation of Black-eyed Pea restaurants in all material respects in accordance with the standards of Black- eyed Pea operations then in effect which are imposed by Franchisor upon its franchisees on a system wide basis and for no other purposes. Except as set forth below, Lessee will at all times during the Lease Term keep the Equipment on the Premises in which it is now located. Lessee shall not move the Equipment to an alternative location during the Lease Term without Lessor's prior written consent which consent shall not be unreasonably withheld.

         14.      COMPLIANCE WITH LAWS.

                  A. Lessee's use of the Equipment, and the condition thereof, shall, at Lessee's sole cost and expense, comply in all material respects with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and

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         approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the state in which the Premises at or on which the Equipment is located are located and all political subdivisions thereof.

                  B. Lessee will not permit any act or condition to exist with respect to the Equipment which will materially increase any insurance rate thereon, except when such acts are required or reasonable in the normal course of its business and Lessee shall pay for such increase.

                  D. Without limiting the generality of the other provisions of this Section, Lessee shall (i) comply with all Environmental Laws (as defined below) applicable to the operation or use of the Equipment,
         (ii) cause all other persons using the Equipment over whom Lessee has control or the ability to control, to comply with all such Environmental Laws, and (iii) obtain and renew all governmental permits, licenses and authorizations required under any Environmental Law, where the failure to so obtain and renew might reasonably be expected to result in (a) a Material Adverse Effect, or (b) a material adverse effect on the use operation or physical condition of the Equipment located on or at any one or more of the parcels constituting the Premises if such effect could reasonably be expected to materially impair the ability of Lessee or Sublessee to conduct business activities on or at any one or more of the parcels constituting the Premises with respect to the operation of Black-eyed Pea restaurants. Lessee covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials, other than De Minimis Amounts (as such term is defined below). In the event Lessee breaches any of the foregoing covenants, in addition to any and all other rights and remedies of Lessor, Lessor at its option may either (i) require Lessee to reasonably and as required by any applicable Environment Laws upon demand analyze, remove, abate and/or otherwise remedy all such Hazardous Materials using licensed contractors reasonably approved by Lessor or (ii) after reasonable notice to Lessee, perform or cause to be performed such analysis, removal, abatement and/or remedial work as required by any applicable Environment Laws for and at the sole expense of Lessee, except to the extent such matter was caused, by the gross negligence or wilful misconduct of Lessor. For purposes of this Section, (1) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, oil petroleum products, pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous, toxic or hazardous chemical, material or substance in a quantity or at a level regulated by and defined as hazardous or as a pollutant or contaminant in, or the use of or exposure to which is prohibited, limited, governed or regulated by, any Environmental Law; (2) the term "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms which (i) does not constitute a violation of any Environmental Law and (ii) is customarily employed in, or associated with,

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         similar businesses located in the county in which the applicable
         Premises is located, and (3) the term "Environmental Laws" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or permit now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

                  E. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply with all federal, state or local statutes, laws, rules, regulations, ordinances, codes, now or hereafter in effect and in each case, as amended, and any judicial order, consent, decree or judgment, applicable to (i) Lessee, where the failure to so comply might reasonably be expected to result in a Material Adverse Effect, and (ii) the Equipment, where the failure to so comply might reasonably be expected to have a material adverse effect on the use, operation or physical condition of the Equipment if such effect could reasonably be expected to materially impair the ability of Lessee or Sublessee to conduct business activities on or at any one or more of the parcels constituting the Premises with respect to the operation of Black-eyed Pea restaurants.

         15. CONDITION OF EQUIPMENT; MAINTENANCE. Lessee hereby accepts the Equipment "AS IS" and "WHERE IS," with no representation or warranty of Lessor as to the condition thereof. The Equipment shall be kept in good, clean, sanitary and working condition; and Lessee shall at all times at its own expense (except as otherwise specifically provided in Subsection 18(d)(2)) maintain, repair and replace, as necessary, the Equipment including all portions of the Equipment.

         16. WASTE; ALTERATIONS. Lessee shall not commit or permit any actual or constructive waste with respect to the Equipment. Any repairs, alterations or other work at any time commenced by Lessee on the Equipment shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Any addition to or alteration of the Equipment shall be deemed a part of the Equipment and belong to Lessor at the expiration of the Lease Term. Any equipment substituted for the Equipment during the Lease Term shall be deemed a part of the Equipment and belong to Lessor at the expiration of the Lease Term.

         17. INDEMNIFICATION. Except for the gross negligence or willful misconduct of Lessor and Lessor's shareholders, directors, officers, agents, attorneys and employees, Lessee shall defend (with legal counsel reasonably acceptable to Lessor), indemnify and hold harmless Lessor and Lessor's shareholders, directors, officers, agents, attorneys and employees, from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages (including consequential and punitive damages), losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from the use or operation of the Equipment by Lessee or its respective Sublessee relating in any manner to the Equipment, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform

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any term or provision of this agreement by Lessee, its officers, employees, agents or other persons, including, without limitation, Lessee's failure to comply with its obligations under Section 14. It is expressly understood that Lessee's obligations under this paragraph shall survive the expiration or earlier termination of this Lease for any reason.

         18.      CONDEMNATION OR DESTRUCTION.

                  (a) In case of a taking of all or any part of the Equipment located on or at any one or more of the parcels constituting the Premises or the commencement of any proceedings or negotiations which might result in a taking, for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking and including copies of any lawsuits or notice received in connection therewith.

                  (b) In case of a Taking of the whole of the Equipment located upon any parcel described in Exhibit A attached hereto, with regard to such parcel, other than temporary use ("Total Taking"), this Lease shall terminate as of the date of such Total Taking as to the Equipment located on or at that particular parcel, but this Lease shall remain in force and effect relative to the remaining parcels constituting the Premises, Lessor shall be entitled to the entire award for such Total Taking and all rental and other sum or sums of money and other charges provided to be paid by Lessee shall be paid, without any reduction of rent or any other sum payable hereunder, and Lessor shall pay the entire award in accordance with subsection 18(f). Total Taking with regard to such parcel shall include a taking of substantially all the Equipment if, in the reasonable determination of Lessor, the remainder of the Equipment located on such parcel is not useable and cannot be made useable for the purposes provided herein.

                  (c) In case of a temporary use of the whole or any part of the Equipment located on or at any one or more of the parcels constituting the Premises by a Taking, this Lease with regard to such parcel or parcels shall remain in full force and effect without any reduction of rent or any other sum payable hereunder. Lessee shall be entitled to the entire award for such taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such use or occupation of the Equipment, Lessee will, at its own cost and expense, promptly commence and complete the restoration of the Equipment. Lessee shall not be required to make the restoration if the term of this Lease shall expire prior to, or within one year after, the date of termination of the temporary use so taken, and in such event Lessor shall be entitled to recover all damages and awards arising out of the failure of the condemning authority to repair and restore the Equipment at the expiration of such temporary taking.

                  (d) (1) In the event of a Taking of less than all of the Equipment with regard to any parcel described in Exhibit A attached hereto, other than a temporary use ("Partial Taking") or of damage or destruction to all or any part of the Equipment with regard to such parcel, all awards, compensation or damages shall be paid to Lessor, Lessor shall pay the awards, compensation or damages in accordance with subsection 18(f), and Lessor shall have the option to terminate this Lease with regard to such parcel by notifying Lessee in writing within 60 days after Lessee gives Lessor notice of such damage or destruction or that title has vested in the taking authority, provided that this Lease shall remain in force and effect as to the Equipment located on or at the remaining parcels constituting the Premises. Lessee shall thereupon have a period of 60 days in which to elect in writing to continue this Lease with regard to such parcel on the terms herein provided. If Lessee does not elect to continue this Lease with regard to such parcel or shall fail during such 60-day period to elect to continue this Lease with respect to such parcel, then this Lease shall terminate with regard to such parcel as of the last day of the month during which such period expired, but shall remain in force and effect as to the Equipment located on or at the remaining parcels constituting the Premises. Lessee shall then immediately deliver the Equipment to Lessor, all obligations of either party hereunder with regard to such parcel shall cease as of the date of termination and Lessor may retain all such awards, compensation or damages, without any reduction of rent or any other sum payable hereunder and all such awards, compensation and damages shall be paid in accordance with subsection 18(f). If Lessor does not elect to so terminate this Lease, or if Lessor so elects but Lessee elects to continue this Lease, then this Lease shall continue on the following terms: Rental and other sums due under this Lease shall continue unabated, and Lessee shall promptly commence and diligently prosecute restoration of the Equipment to the same condition, as nearly as practicable, as prior to such partial condemnation, damage or destruction as approved by Lessor in its sole discretion.

                           (2) Lessor shall promptly make available in installments as restoration progresses an amount equal to any award, compensation or damages received by Lessor, upon written request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that there are no mechanics' or similar liens for labor and materials theretofore supplied in connection with the restoration. Lessor shall be entitled to keep any portion of such award, compensation or damages which may be in excess of the cost of restoration, and all such awards, compensation and damages shall be paid in accordance with subsection 18(f), and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the amount of any such award, compensation or damages.

                  (e) Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter Lessee shall be in default under this Lease and such default shall be continuing, Lessor is hereby authorized and empowered but shall not be obligated in the name and on behalf of Lessee and otherwise, to file and prosecute

         Lessee's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease.

                  (f) If Lessor receives any damages, destruction or condemnation awards pursuant to this Section relating to the damage, destruction or taking of any of the Equipment located on or at any one or more of the parcels constituting the Premises, Lessor shall immediately pay all of such award and proceeds to FFCA to reduce the outstanding principal balance of the Note, without any reamortization of the Note, provided that if any default shall have occurred under any of the Loan Operative Documents, all such awards and proceeds shall be applied to the obligations evidenced by the Note and the other Loan Operative Documents as FFCA shall determine.

         19. INSPECTION. Lessor and its authorized representatives shall have the right, upon giving reasonable notice, to enter the Premises, or any portion thereof, and inspect the Equipment and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease.

         20. DEFAULT AND REMEDIES. A. Each of the following shall be deemed a breach of this Lease and a default by Lessee:

                           (i) If any material representation or warranty of
                  Lessee herein was false when made, or in the event that any such representation or warranty is continuing and becomes false at any time, or if Lessee renders any false statement or account;

                           (ii) If any rent or other monetary sums due hereunder
                  remain unpaid for 10 calendar days after written notice thereof to Lessee;

                           (iii) If Lessee becomes insolvent within the meaning
                  of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action (or if involuntary, such petition is not dismissed within 120 days thereafter, or is not generally paying its debts as the same become due;

                           (iv) If Lessee fails to observe or perform any of the
                  covenants, conditions or obligations of this Lease.

                  B. If any default occurs pursuant to subsection A.(ii) above and such default is not cured within the 10-day period after notice of such default is given as required by subsection A.(ii), then such default shall constitute a default hereunder and Lessor shall be entitled to exercise its remedies set forth in subsection D. below.

                  C. If any such breach or default does not involve the payment of any rental or other monetary sum, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to cure within 30 days after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such event shall not constitute a default hereunder, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such event, upon failure of which a default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such breach or default cannot reasonably be cured within the 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such breach or default, then the event giving rise to such default shall not constitute a default hereunder unless and until a reasonable period of time (not to exceed 120 days after Lessor's notice to Lessee described above in this subsection C.) shall have elapsed without such default being cured.

                  D. As a material inducement to Lessor executing this Lease, in the event of any breach or default, and with or without any notice or demand except the notice prior to default required under certain circumstances by subsections B. and C. above or such other notice as may be required by law and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

                           (i) To terminate this Lease whereupon Lessee's right
                  to possession of the Equipment shall cease and this Lease, except as to Lessee's liability, shall be terminated;

                           (ii) To enter the Premises (or any parcel
                  constituting the Premises) and take possession of the Equipment or any part thereof (which repossession shall not operate to terminate this Lease unless Lessor expressly so elects) and to dispose thereof in accordance with laws prevailing at the time and place of such seizure or to remove all or any portion of the Equipment and cause the same to be stored in a public warehouse or elsewhere at the cost of Lessee;

                           (iii) To relet the Equipment or any part thereof for
                  such term or terms (including a term which extends beyond the original term of this Lease), at such rentals and upon such other terms as Lessor, in is sole discretion, may determine, with all proceeds received from such reletting being applied to the rentals and other sums due from Lessee in such order as Lessor may, in its sole discretion, determine, with Lessee remaining liable for any deficiency;

                           (iv) To recover from Lessee an amount equal to the
                  difference between the rentals and such other sums (including all sums required to be paid by Lessee, such as taxes and insurance) to be received from the date of such breach to the expiration of the original term hereof and the reasonable long term rental value of the Equipment for the same period;

                           (v) To recover from Lessee all expenses, including
                  attorneys' fees, court costs, expert witness fees, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees paid or incurred by Lessor as a result of such breach whether or not legal proceedings are actually commenced;

                           (vi) To accelerate and recover from Lessee all rent
                  and other monetary sums due and owing and scheduled to become due and owing under this Lease both before and after the date of such breach for the entire original scheduled term of this Lease taking into account the present value thereof based upon a discount rate as may be determined to be reasonable by a court of competent jurisdiction, provided that Lessor agrees to use good faith efforts to mitigate Lessor's damages;

                           (vii) To immediately or at any time thereafter, and
                  without notice, except as required herein, correct such breach or default without, however, curing the same for the account and at the expense of the Lessee. Any sum or sums so paid by Lessor, together with interest at the then existing maximum legal rate, but not higher than 15% per annum, and all costs and damages, shall be deemed to be additional rent hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein;

                           (viii) To immediately or at any time thereafter, and
                  with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee hereunder; and/or

                           (ix) To enforce, and Lessee does hereby consent to
                  such enforcement, notwithstanding the laws of the State to the contrary, all of Lessor's self-help remedies available at law or in equity without Lessor resorting to any legal or judicial process, procedure or action.

Upon the occurrence of a default hereunder by Lessee, Lessee shall, upon request by Lessor, assemble all of the Equipment and, at Lessee's sole cost, deliver all such Equipment to Lessor at a place and location selected by Lessor or make the Equipment available to Lessor and its designees. Lessee shall cooperate with Lessor in all manners in assembling, delivering and making the Equipment available to Lessor and shall bear the risk of damage, destruction, theft or vandalism with respect to the Equipment.

         21. SUBORDINATION. Lessor's interest in this Lease and the Equipment shall not be subordinate to any liens or encumbrances placed upon the Equipment by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Equipment free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, CHATTEL MORTGAGE, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE EQUIPMENT OR LESSEE'S LEASEHOLD INTEREST THEREIN (EXCEPT THAT LESSEE MAY GRANT TO BANQUE PARIBAS, AS AGENT, A SECURITY INTEREST, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO LESSOR AND FFCA, AGAINST LESSEE'S INTEREST UNDER THIS LEASE, INCLUDING THE OPTION TO PURCHASE GRANTED PURSUANT TO SECTION 39), AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID.

         This Lease at all times shall automatically be subordinate to the lien of any and all security agreements now or hereafter placed upon the Equipment by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such security agreements as shall reasonably be desired by Lessor, or any present or proposed mortgagees or upon the condition that Lessee shall have the right to remain in possession of the Equipment under the terms of this Lease, notwithstanding any default in any or all such security agreements, or after foreclosure thereof, so long as Lessee is not in default under any of the covenants, conditions and agreements contained in this Lease.

         If the holder of any security interest in the Equipment elects to have this Lease and the interest of Lessee hereunder be superior to any such interest or right and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such chattel mortgage, security agreement, or security interest, whether this Lease was executed before or after such chattel mortgage, security agreement, or security interest, and in that event such chattel mortgagee, receiver or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of the chattel mortgage or security agreement and has been assigned to such chattel mortgagee or secured party.

         Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be reasonably required for such purposes, and in the event Lessee fails so to do within 10 days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed coupled with an interest.

         In the event the holder of any security interest or purchaser at a foreclosure sale acquires title to the Equipment pursuant to the exercise of any remedy provided for in the security agreement or otherwise, Lessee shall attorn to such purchaser and recognize such purchaser as Lessor under this Lease, which shall continue in full force and effect as a direct lease between such purchaser and Lessee. The foregoing provision shall be self-operative and effective without the execution of any further instruments.

         Lessee shall give written notice to any lender of Lessor having a properly perfected security interest in the Equipment of any breach or default by Lessor of any of its obligations under this Lease and give such lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee's most recent audited financial statements to Lessor or any such lender and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender may reasonably request.

         22. ESTOPPEL CERTIFICATE. At any time, and from time to time, Lessee and Lessor agree to promptly and in no event later than 10 days after a request in writing from the other, execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rental and other charges have been paid.

         23. ASSIGNMENT AND SUCCESSORS. Lessor shall not sell or convey the Equipment subject to this Lease or to assign its right, title and interest as Lessor under this Lease in whole or in part without the prior written consent of FFCA, and provided such sale is carried out in a commercially reasonable manner for full and fair value. In the event of any such sale or assignment, Lessee shall attorn to each purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyances of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale. All proceeds received by Lessor from a sale of the Equipment shall either (a) be paid by Lessor to FFCA to reduce the outstanding obligations under the Note, or (b) be used by Lessor to purchase Equipment which replaces that which was sold. All proceeds from the sale of Lessor's interest in this Lease shall be paid to reduce the outstanding obligations under the Note. If FFCA succeeds to the rights of Lessor under this Lease, whether by assignment of this Lease, acquisition of the stock of Lessor or by merger, FFCA shall have no liability for any breach of Lessor's representations or warranties hereunder or for any covenants or actions of Lessor undertaken or given prior to the date that FFCA succeeds to the rights of Lessor pursuant to or in connection with this Lease Agreement.

         Lessee shall not assign, transfer, convey, pledge or encumber this Lease or any interest therein, whether by operation of law or otherwise, or assign transfer, convey, pledge or encumber any interest in Lessee, whether by operation of law or otherwise or sublet all or any part of the Equipment without the prior written consent of Lessor which, consent shall not be unreasonably withheld, provided that Lessee shall have the right to sublet all or a portion of the Equipment to Sublessee pursuant to the Subleases. Lessor may withhold or condition such consent upon such matters as Lessor may in its reasonable discretion determine, including without limitation the experience and creditworthiness of the assignee, the assumption by the assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, the payment to Lessor of any rentals owing under a sublease which are in excess of the rentals owing hereunder, the transfer to such assignee of all necessary licenses and franchises to continue use of the Equipment for the purposes herein provided, receipt of such representations and warranties from such assignee as Lessor may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. No such assignment or subletting shall relieve the original Lessee, any prior assignee or any guarantor of their obligations respecting this Lease. Any purported transfer, conveyance or pledge in violation of this paragraph shall be voidable at the sole option of Lessor.

         24. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Lessee:                      Mr. Todd S. Brown
                                                     DenAmerica Corp.
                                                     7373 North Scottsdale Road
                                                     Scottsdale, Arizona 85253
                                                     Telephone: (602) 483-7055
                                                     Telecopy: (602) 483-9592

                  With a copy to:                    Jeffrey H. Verbin, Esq.
                                                     O'Connor Cavanagh
                                                     One East Camelback Road
                                                     Suite 1100
                                                     Phoenix, Arizona 85012
                                                     Telephone: (602) 263-2728
                                                     Telecopy: (602) 263-2900

                  If to Lessor:                      Mr. William J. Howard
                                                     LH Leasing Company, Inc.
                                                     7373 North Scottsdale Road
                                                     Scottsdale, Arizona 85253
                                                     Telephone: (602) 483-7055
                                                     Telecopy: (602) 483-9592

           With a copy to:       Dennis L. Ruben, Esq.
                                 Senior Vice President and General Counsel
                                 FFCA Acquisition Corporation
                                 17207 North Perimeter Drive
                                 Scottsdale, Arizona 85255
                                 Telephone: (602) 585-4500
                                 Telecopy: (602) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

         25. HOLDING OVER. If Lessee fails to deliver the Equipment to Lessor after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a Lessee on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Monthly Rental shall be automatically increased to one-hundred and twenty-five percent (125%) of the Monthly Rental then in effect and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold Lessor harmless from and against any and all claims, losses and liabilities from damages resulting from Lessee's failure to deliver the Equipment to Lessor upon the expiration of the Lease Term, including, without limitation, any clams made by any succeeding lessee.

         26. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

         27. NO JOINT VENTURE OR PARTNERSHIP. No provision of this Lease shall be deemed or construed to create a partnership between Lessor and Lessee to make them joint venturers, or to make Lessor in any way responsible for the debts or losses of Lessee.

         28. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

         29. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

         30. CHARACTERIZATION. This Lease is a commercial lease between entrepreneurs which has been entered into by both parties in reliance upon the economic and legal bargains contained herein. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Lessee hereby acknowledges that this Lease is a

"true lease" and is not a financing lease, equitable chattel mortgage, chattel mortgage, security interest or other financing arrangement and Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease.

         31. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Lease.

         32. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Lease to attorneys' fees and/or costs shall mean the fees and costs of independent counsel retained with respect to the matter.

         33. ENTIRE AGREEMENT. This Lease, and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.

         34. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

         35. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fore or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease.

         36. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

         37. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

         38. FFCA AS THIRD PARTY BENEFICIARY. Lessor and Lessee expressly intend for FFCA to be an intended third party beneficiary of this Lease.

         39. OPTION TO PURCHASE EQUIPMENT. After such time as all of the obligations evidenced by the Note and the other Loan Operative Documents shall have been paid and satisfied in full, Lessee shall have the option to purchase the Equipment for its fair market value, which fair market value shall be determined in the manner set forth below, at the expiration of the Lease Term. Lessee shall notify Lessor in writing no later than 45 days prior to the expiration of the Lease Term of Lessee's exercise of the option to purchase. The consummation of the purchase of the Equipment by Lessee must occur no later than the last day of the Lease Term (the "Purchase Period"). After Lessee notifies Lessor of Lessee's election to purchase the Equipment, Lessor shall, at Lessee's sole expense, retain an independent appraiser to prepare an appraisal of the fair market value of the Equipment. At or before the consummation of the purchase of the Equipment, Lessor shall deliver to Lessee its special warranty bill of sale transferring to Lessee all of Lessor's right, title and interest in the Equipment free and clear of all liens and encumbrances except liens for taxes and assessments and any liens which are attached to the Equipment during the Lease Term through Lessee's action or inaction, and any liens which have been granted by Lessor in lieu of a taking by the power of eminent domain or the like, or which have been approved by Lessee. In the event Lessor is unable to transfer title as required, Lessee shall have the right to accept such title as Lessor can convey or elect not to consummate its exercise of the option, in which case the option for such time period shall lapse and this Lease shall terminate; provided, however, that Lessor shall remove any monetary lien or encumbrance against the Equipment created by Lessor. Both Lessor and Lessee agree to execute a purchase agreement and such other instruments as may be necessary or appropriate to consummate the sale of the Equipment in the manner herein provided. All cost of exercise of the option, including, but not limited to, filing or recording costs or fees, reasonable attorneys' fees (including those of Lessor), appraisal fees, stamp taxes and transfer fees shall be borne by Lessee. Lessee shall continue to pay and perform all of its obligations under this Lease until the consummation of the purchase of the Equipment which in no event shall occur after the date of the expiration of the Lease Term. The purchase price paid by Lessee in exercising this option shall be paid to Lessor or to such person or entity as Lessor may direct at the time of Lessor's delivery of the special warranty bill of sale in immediately available funds.

         In the event Lessor fails to perform its duties and obligations under this Section within thirty (30) days after receiving notice from Lessee to so perform, and provided Lessee shall have performed its duties and obligations hereunder, Lessee shall be entitled to exercise any remedies available to Lessee at law or in equity against Lessor arising out of Lessor's failure to so perform, including the right to seek specific performance of Lessor's obligations under this Section. The consummation of the purchase of the Equipment shall close within the Purchase Period, but may be extended for a reasonable period of time to permit Lessor to cure title defects or to permit either party to cure any other defects or defaults provided each party is diligently seeking to cure such defect or default and Lessee continues to perform its obligation hereunder.

         Except as otherwise specifically provided in Section 21, Lessee may not sell, assign, transfer, hypothecate or otherwise dispose of the option granted herein or any interest therein, except in conjunction with a permitted assignment of Lessee's entire interest herein and then only to the assignee thereof. Any attempted assignment of this option which is contrary to the terms of this paragraph shall be deemed to be a default under this Lease and the option granted herein shall be void. Notwithstanding the foregoing, Lessee shall have the right to designate the person or entity to whom title to the Equipment will be transferred pursuant to Lessor's special warranty bill of sale.

         40. Quiet Enjoyment. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have the right to the quiet use and enjoyment of the Equipment.

         IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

                                    LESSOR:

                                    LH LEASING COMPANY, INC., an Arizona
                                    corporation

                                    By:_________________________________________
                                    Printed Name:_______________________________
                                    Its:________________________________________

                                    LESSEE:

                                    DENAMERICA CORP., a Georgia corporation

                                    By:_________________________________________
                                    Printed Name: Todd S. Brown
                                    Its: Vice President




                                     Witness

     In accordance with the requirements of Arizona Revised Statutes Section 14-5503, the undersigned has executed this Lease solely for the purpose of witnessing the grant of the powers of attorney by Lessee to Lessor, as described in this Lease.

                                                     ___________________________
                                                     Printed Name of Witness

STATE OF ARIZONA                    ]
                                    ] SS.
COUNTY OF MARICOPA                  ]

         The foregoing instrument was acknowledged before me on July ___, 1996, by _____________________________________, the ______________________________ of
LH LEASING COMPANY, INC., an Arizona corporation, on behalf of the corporation.

                                                     ___________________________
                                                     Notary Public

My commission expires:

STATE OF ARIZONA                    ]
                                    ] SS.
COUNTY OF MARICOPA                  ]

         The foregoing instrument was acknowledged before me on July ___, 1996, by TODD S. BROWN, the Vice President of DENAMERICA CORP., a Georgia corporation, on behalf of the corporation.

                                                     ___________________________
                                                     Notary Public

My commission expires:

_______________________